                     AMENDED AND RESTATED SERVICES AGREEMENT

           AMENDED AND RESTATED SERVICES AGREEMENT, dated as of October 31, 1998, by and among Marboro Books Corp., a New York corporation having an office located at One Pond Road, Rockleigh, New Jersey 07647 ("Marboro"), barnesandnoble.com llc, a Delaware limited liability company having an office located at 76 Ninth Avenue, 11th Floor, New York, New York 10011 (the "LLC"), and barnesandnoble.com inc. (formerly known as Barnes & Noble Online, Inc.) ("Online"), amending and restating that certain Services Agreement dated as of January 15, 1997 between Marboro and Online (the "Prior Agreement").

                              W I T N E S S E T H:

           WHEREAS, Marboro and Online have entered into the Prior Agreement;

           WHEREAS, Online is transferring substantially all of its assets and business to the LLC for a 100% membership interest in the LLC and will thereafter assign its interest in the LLC to an entity that will be entering into an Amended and Restated Limited Liability Company Agreement with BOL.US Online, Inc. (the "LLC Agreement"; capitalized terms used herein without definition shall have the meanings assigned to them in the LLC Agreement); and

           WHEREAS, in connection therewith, Marboro, the LLC and Online desire to amend and restate the Prior Agreement.

           NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

           1. Services. (a) During the term of this Agreement, to the extent requested by the LLC, Marboro shall provide the following services and benefits to the LLC:

                (i) Accounts Payable and General Ledger. Marboro shall, to the fullest extent it is able, provide the LLC with the use of its existing internal accounts payable and general ledger systems, provided that the LLC shall be responsible for the input of all necessary information.


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                (ii) Order Fulfillment. From time to time as requested by the
     LLC, Marboro shall provide fulfillment services with respect to orders placed by customers of the LLC. Marboro shall promptly notify the LLC if any fulfillment services requested cannot be provided for any reason. Fulfillment services consist of shipping and handling product. The LLC is responsible for providing Marboro with any of the LLC's product which is to be fulfilled by Marboro pursuant to this Section 1(a)(ii).

                (iii) Office Space. Marboro shall provide the LLC with a mutually agreeable amount of office space at Marboro's Rockleigh, New Jersey offices. In connection therewith, the LLC employees shall be entitled to reasonable use of all related office facilities.

                (iv) Telecommunications. Marboro shall provide the LLC with access to Marboro's telecommunications facilities.

                (v) Miscellaneous. Marboro shall provide to the LLC such other services and benefits as the parties hereto shall mutually agree from time to time.

           (b) The services and benefits referred to in Section 1(a) above shall be provided upon the same terms and conditions as they are provided to Marboro and its employees. Marboro shall not provide its employees or itself with any priority or preference with respect to such services or benefits.

           2. Payment. (a) Through June 30, 1999, in full consideration for the services referred to in Section 1(a) above, the LLC shall pay Marboro, for each service referred to in Section 1(a) above, an amount equal to Direct Cost (as defined below) plus Incremental Expense (as defined below). Marboro shall deliver invoices for services rendered to the LLC on a monthly basis and payment for such services shall be made by the LLC to Marboro monthly, in arrears. "Direct Cost" means, with respect to each service provided pursuant to this Agreement, the direct out-of-pocket expenses paid or incurred to third parties in connection with providing such service, including, without limitation, shipping and handling, travel expenses, payments to third parties (including, without limitation, all professional fees and the LLC's pro rata share of rent with respect to Marboro's Rockleigh, New Jersey offices, as is reasonably allocable to the LLC based on actual usage according to the respective square footage used by the LLC in proportion to the total square footage of the Rockleigh facility), printing and postage. "Incremental Expense" means, with respect to each service provided pursuant to this Agreement, all expenses paid or incurred by Marboro and its Affiliates in excess of the cost that


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would have been incurred in the absence of the performance of the service.

           (b) During the period between the date of this Agreement and June 30, 1999, Marboro and the LLC shall discuss and mutually agree upon amounts to be paid commencing on July 1, 1999 by the LLC to Marboro with respect to each service being provided by Marboro to the LLC hereunder, which amounts shall include, without limitation, appropriate allocation of Marboro overhead costs. In the event that by June 30, 1998, Marboro and the LLC are unable to mutually agree on the amount to be paid by the LLC with respect to any service being provided by Marboro pursuant to the term of this Agreement, then the obligation of Marboro to perform such service pursuant to the terms of this Agreement shall terminate as of June 30, 1999.

           3. Inspection. The LLC and its agents and representatives, at the LLC's expense, shall have the right to examine the books and records of Marboro that relate to the costs and expenses referred to in this Agreement, provided, however, that such examination may only be conducted during regular business hours and upon ten (10) days' prior written notice.

           4. No Property Transferred. This Agreement solely relates to the provision of services. No tangible personal property of any party hereto shall be under the control or possession of, or transferred to, the other party as a result of this Agreement, except as expressly provided herein.

           5. No Agency. The parties hereto are independent contractors and nothing in this Agreement is intended to, nor shall it, create any agency, partnership or joint venture relationship between them. With respect to any third party, no party hereto, or any of its officers, directors, employees or agents, shall have the right or authority to bind or otherwise obligate the other party hereto in any way as a consequence of this Agreement.

           6. Termination. (a) The LLC may, in accordance with the provisions of
Section 4.7 (a) of the LLC Agreement, terminate this Agreement on thirty (30) days' prior written notice to Marboro, with respect to any or all of the services and benefits referred to in Section 1(a) above.

                (b) With the exception of any rights under Section 1(a)(ii) of this Agreement, which shall only terminate in accordance with Section 6(c) below, Marboro may terminate this Agreement: (i) on one hundred eighty (180) days' prior written notice to the LLC, with respect to any or all of the services and benefits referred to in Section 1(a) above; and (ii) immediately on written notice to the LLC in the event the LLC or its property


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

becomes the subject as debtor of a bankruptcy or insolvency proceeding or otherwise is unable to pay its debts when due.

                (c) The services provided under Section 1(a)(ii) above shall terminate on the date that either BN and its Affiliates or BAG and its Affiliates cease to own a Membership Interest of at least 10% of the outstanding Membership Interests, but may be terminated earlier as follows:

                       (i) the LLC may, in accordance with the provisions of
     Section 4.7(a) of the LLC Agreement, terminate this Agreement on thirty
     (30) days' prior written notice to Marboro.

                       (ii) Marboro may terminate this Agreement:

                       (A) within the sixty (60) day period following the one
                hundred and eightieth day (180) after a transfer pursuant to
                Section 7.3 of the LLC Agreement;

                       (B) the LLC is in default of the terms of this Agreement
                and such default continues for more than thirty (30) days after written notice thereof to the LLC and BAG (as such term is defined in the LLC Agreement), provided that such default is not principally as a result of the action or inaction of the BN Managers;

                       (C) in the event that BN or the LLC shall (A) apply for
                or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or any substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under the Federal Bankruptcy Code of 1978, as amended, or (D) file a petition as a debtor seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of its debts; or

                       (D) if a proceeding or case shall be commenced against
                any of BN or the LLC, without such party's application or consent, seeking (A) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (B) the appointment of a receiver, custodian, trustee, examiner or liquidator or the like of such party or of all or


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                       any substantial part of its property, or (C) similar
                       relief in respect of such party under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days.

           7. LLC Catalogs. In addition to the services set forth above, Marboro shall provide the LLC with certain catalog services, such as production and distribution of catalogs for the LLC. The LLC shall pay Marboro for such services on a monthly basis, in arrears, an amount to be mutually determined by the parties in good faith.

           8. Miscellaneous. (a) This Agreement shall be governed by the internal laws of the State of New York without giving effect to the conflict of law principles thereof.

                (b) This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements. This Agreement supersedes, and amends in its entirety, the Prior Agreement. No provision of this Agreement may be waived or amended, except by a writing signed by Marboro and the LLC.

                (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

                (d) The failure of any party to exercise any right or remedy provided for herein shall not be deemed a waiver of any right or remedy hereunder.

                (e) If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such determination shall not affect the validity or enforceability of any remaining provisions of this Agreement. If any provision of this Agreement is invalid under any applicable statute or rule of law, it shall be enforced to the maximum extent possible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

                (f) Any and all notices or other communications hereunder shall be sufficiently given if in writing and sent by hand, telecopier, reputable overnight courier or by certified mail, return receipt requested, postage prepaid, addressed to the


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party to receive the same at its address as set forth on page 1 hereof, or to such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 8(f). Such notices or other communications shall be deemed to have been given on the date of such delivery. Any party may change its address for the purpose of this Agreement by notice to the other parties given as aforesaid.

                (g) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, provided that the LLC may not assign any of its rights hereunder without the prior written consent of Marboro.

                (h) The section headings used herein are for the convenience of the parties only, are not substantive and shall not be used to interpret or construe any of the provisions contained herein.


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

           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                      MARBORO BOOKS CORP.

                                      By: /s/  Marie J. Toulantis
                                          ---------------------------------
                                          Name:  Marie J. Toulantis
                                          Title: Executive Vice President,
                                                 Finance

                                      barnesandnoble.com llc

                                      By: barnesandnoble.com inc.,
                                             its managing member

                                          By: /s/ Marie J. Toulantis
                                              ------------------------------
                                              Name:  Marie J. Toulantis
                                              Title: Executive Vice
                                                     President, Finance

                                      barnesandnoble.com inc.

                                      By: /s/ Marie J. Toulantis
                                          ----------------------------------
                                          Name:  Marie J. Toulantis
                                          Title: Executive Vice
                                                 President, Finance


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